AUTHORIZATION LETTER


January 8, 2024

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549
Attn: Filing Desk

To Whom It May Concern:

By means of this letter I authorize Brad Brubaker, Eileen McCarthy, and Allison Itin, or any of them individually, to sign on my behalf all forms required under Section 16(a) of the Securities
Exchange Act of 1934, as amended, relating to transactions involving the stock or derivative securities of UiPath, Inc. Any of these individuals is accordingly authorized to sign any Form ID, Form 3, Form 4, Form 5 or amendment to those forms that I am required to file with the same effect as if I had signed them myself.

This authorization will remain in effect until revoked in writing by me.

Yours truly,

/S/ June Yang
June Yang




POWER OF ATTORNEY

Know all by these presents, that the
undersigned hereby constitutes and appoints each of Brad Brubaker, Eileen McCarthy, and Allison Itin, signing individually, the undersigned s true and lawful attorneys-in fact and agents to:

(1) execute for and on behalf of the
undersigned, in the undersigned's capacity as an executive officer, member of the Board of Directors and/or greater than 10% stockholder of UiPath, Inc. (the "Company"), Forms 3, 4 and 5
(including any amendments thereto) in
accordance with Section 16(a) of the Securities
Exchange Act of 1934, as amended (the
"Exchange Act"), and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 (including any amendments thereto) and timely file such forms with the Securities and Exchange
Commission and any stock exchange or
similar authority; and

(3) take any other action of any nature
whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company, as applicable.

The undersigned has caused this Power of
Attorney to be executed as of
January 8, 2024.
/s/ June Yang
June Yang

STATE OF NJ)
) ss.:
COUNTY OF Bergen)

On this 8 day of January 2024, before
me personally came JUNE YANG to me
known and known to me to be the individual described in and who executed the foregoing instrument, and duly acknowledged to me that she executed the same.

/s/ Alexis Burgos______
Notary Public [seal]

I, Alexis Burgos, witnessed, by means of communication technology, June Yang, sign the attached record and declaration on January 8, 2024.